Exhibit 99.1

Faraday Future Launches “Delivery Co-Creation Day” Program and Announces FF 91 2.0 Futurist Alliance Delivery Plan in September

●	The Company will hold a unique customized FF 91 2.0 Futurist Alliance “Delivery Co-Creation Day” for each spire user and FF Developer Co-Creation Officer that takes possession of a vehicle during the month of September.

●	The Company launches series of “Delivery Co-Creation Day” events focused on the Co-Creation of the “Ultimate AI Tech Luxury” EV brand, FF 91 key features, and top trends in the luxury brands and the upscale marketplace. Most importantly, the FF “Delivery Co-Creation Day” will focus on how to create and add value impact on spire users and FF Co-Creation Officers.

Los Angeles, CA (August 29, 2023) -- Faraday Future Intelligent Electric Inc. (NASDAQ: FFIE) (“Faraday Future”, “FF” or “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced the launch of its unique “Delivery Co-Creation Day” program and “Delivery Co-Creation Day” arrangement for its spire users along with FF Developer Co-Creation Officers, including Jason Oppenheim, Kelvin Sherman, and Justin Bell, or another FF Developer Co-Creation Officer starting in September 2023, who represent the U.S. luxury real estate business, celebrities, Hollywood top star agents, and world champion race car drivers.

This delivery program entails hosting a series of unique customized delivery events for each of these Developer Co-Creation Officers. In addition to celebrating the deliveries through these unique events, Co-Creation will revolve around topics such as how to build an “Ultimate AI TechLuxury” EV brand. These events will highlight the key features and functions of FF 91 2.0 Futurist Alliance, luxury lifestyles and the transformation of the EV and mobility business. Most importantly, the “FF Delivery Co-Creation Day” will focus on how to create and add value impact on spire users and FF Co-Creation Officers.

This unique “Delivery Co-Creation Day” program and method to deliver the FF 91 2.0 Futurist Alliance will contribute significantly to positioning the FF brand in a manner that enhances its “Ultimate AI TechLuxury” brand. The events will showcase the key features of the All-Ability aiHyper car FF 91 2.0 Futurist Alliance. The content and training will reflect the core technical foundation of the “6x4 aiHyper Technology 2.0 Architecture” that includes six technical platforms and four user facing technical systems of the “Magic All-In-One”, “Hyper Multi-Vectoring”, “FF aiDriving”, and the “3rd aiSpace.”

“These events will capitalize on both the product power of our FF 91 2.0 Futurist Alliance and introduce the individual backgrounds of each of our top-tier Developer Co-Creation Officers and users,” said Xuefeng Chen (XF), Global CEO of FF. “We believe this new delivery strategy will help us deliver the Ultimate AI TechLuxury FF 91 2.0 Futurist Alliance to additional spire users in unique ways and through Co-Creation, while allowing us to gain valuable insight into the luxury EV marketplace.”

As one of the Company’s first Developer Co-Creation officers, Jason Oppenheim, will receive his FF 91 2.0 Futurist Alliance and engage in a discussion in mid-September about the trends found in luxury homes, and top-tier electric vehicles. He will also highlight the “Magic All-In-One” and other FF 91 2.0 Futurist Alliance key features.

The famed celebrity Hollywood agent, Kelvin Sherman, will receive his FF 91 2.0 Futurist Alliance in the third week of September. This specific event for Kelvin will focus on the Co-Creation benefit of “FF 91’s 3rd aiSpace for the celebrity community, especially top music artists and supermodels. Artists will be provided a private space for livestreaming and music creation or recording scenes through FF 91 2.0’s live broadcast system in FF 91’s 3rd aiSpace. Kelvin is leveraging AI technology to protect the copyrights of his work and will contribute to FF’s AI technology development as the Developer Co-Creation Officer.

Finally, the Company anticipates that Justin Bell or another FF Developer Co-Creation Officer will receive his FF 91 2.0 Futurist Alliance by the end of September. The Company will host another “FF Racetrack Co-Creation Day” and combine with the “FF Delivery Co-Creation Day” together, highlighting the vehicles “All Hyper” features.

The Company will hold other unique customized delivery Co-Creation events for FF 91 2.0 Futurist Alliance owners throughout the remainder of this year. In addition, as previously announced, the Company will hold a “FF Developers Co-creation AI Festival” on September 19th.

This series of “Delivery Co-Creation Day” events marks the Company’s formal entry into the regular operation phase for sales, delivery, service, and user operations. Importantly, the Company is now positioned to pursue additional funding opportunities to enable the ramp of its production capacity to support the delivery of more vehicles.

Users can preorder an FF 91 vehicle via the FF Intelligent App or through our website
(English):  https://www.ff.com/us/preorder/

or (Chinese):  https://www.ff.com/cn/preorder/

Download the new FF Intelligent App: http://appdownload.ff.com

ABOUT FARADAY FUTURE

FF is the pioneer of the Ultimate Intelligent TechLuxury ultra spire market in the intelligent EV era, and a disruptor of the traditional ultra-luxury car industry. FF is not just an EV company, but also a software-driven company of intelligent internet AI product.

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FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the Company’s expectations regarding the “Co-Creation Delivery Day” program, involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, among others: the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the Company’s ability to satisfy the conditions precedent and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; general economic and market conditions impacting demand for the Company’s products; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K/A filed with the Securities and Exchange Commission (“SEC”) on August 21, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com